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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  ------------


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):

                     November 19, 1996 (November 18, 1996)
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                           OSICOM TECHNOLOGIES, INC.
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               (Exact name of Registrant as specified in charter)



         New Jersey                     0-15810               22-2367234
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(State or other jurisdiction           (Commission          (IRS Employer
    of incorporation)                  File Number)       Identification No.)



2800 28th Street, Suite 100, Santa Monica, CA               90405
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  (Address of principal executive offices)                (Zip Code)



     Registrant's telephone number, including area code:    (310) 581-4030
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ITEM 4.       CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         a. Effective November 18, 1996, Osicom Technologies, Inc. ("Osicom") engaged KPMG Peat Marwick LLP ("KPMG") as its principal certifying accountants, replacing its prior certifying accountants, Weinbaum & Yalamanchi ("WY"). The action was recommended and approved by the Board of Directors of Osicom.

         WY's reports on Osicom's financial statements for the past two years contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

         During the most recent two fiscal years and any of the subsequent interim periods preceding November 18, 1996, there were no disagreements between Osicom and WY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of WY, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years.

         None of the "reportable events" described in Item 304(a)(1)(ii) of Regulation S-B occurred with respect to Osicom during the most recent two fiscal years and any of the subsequent interim periods preceding
November 18, 1996.

         Osicom provided WY with a copy of this report no later than the date this report was filed with the Securities and Exchange Commission and has requested that WY furnish it with the letter described in Item 304(a)(3) of Regulation S-B. Pursuant to Item 304(a)(3) of Regulation S-B, a copy of the letter from WY to the Securities and Exchange Commission is filed as
Exhibit 16 hereto.

ITEM 7.        EXHIBITS.

               Exhibit 16   Letter from Weinbaum & Yalamanchi
                            dated November 19, 1996 pursuant to
                            Item 304(a)(3) of Regulation S-B.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       OSICOM TECHNOLOGIES, INC.
                                       --------------------------------
                                            (Registrant)


Dated:  November 19, 1966              By: /s/ CHRISTOPHER E. SUE
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                                               Christopher E. Sue,
                                               Chief Financial Officer